                                                                   EXHIBIT 10.55

$360,000.00                                                        July 24, 1998
                                                           Sunnyvale, California

                            SECURED PROMISSORY NOTE
                                   ("NOTE")

     Quando, Inc., an Oregon corporation (the "COMPANY"), for value received, promises to pay to the order of Infoseek Corporation, a California corporation (the "LENDER") the principal sum of $360,000.00, plus interest thereon from the date hereof until paid. Interest shall accrue on unpaid principal at the rate of six percent (6%) per annum. All principal and interest shall be due and payable on March 31, 1999, (the "DUE DATE"). Payment of principal and interest shall be made in lawful money of the United States to the holder of this Note at the Company's principal offices in Sunnyvale, California or, at the option of the Lender, at such other place in the United States as such Lender shall have designated to the Company in writing.

             The following is a statement of the other terms and conditions to which this Note is subject and to which the Lender, by the acceptance of this Note, agrees:

     1.      Payment; Prepayment
             -------------------

     All payments under this Note, including prepayments, will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of the principal amount. The Company shall have the right to prepay without penalty, in whole or in part, the unpaid principal and interest due on this Note as of the date of such prepayment, provided that the Company gives notice to Lender at least three (3) days in advance of such prepayment.

     2.      Security
             --------

             The performance of the obligations of the Company under this Note are secured by a security interest in the Company's assets as described in Schedule A attached hereto. The Company shall deliver to the Lender,
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contemporaneously with the Company's execution of this Note, an executed financing statement on Form UCC-1 to enable the Lender to perfect such lien.

    3.       Events of Default
             -----------------

             3.1 If one or more of the following events (herein called "EVENTS OF DEFAULT") shall have occurred and be continuing, that is to say:

             (a) if default shall be made in the due and punctual payment of the principal and/or accrued interest of this Note when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise;

             (b) if the Agreement and Plan of Reorganization, dated July 24, 1998, between the Lender, the Company and certain other parties (the "REORGANIZATION AGREEMENT") is terminated for any reason other than failure of the parties thereto to consummate the transactions contemplated thereby by December 31, 1998;

             (c) if the Company shall default beyond any period of grace provided with respect thereto in the payment of principal of or interest on any obligation in respect of borrowed money when due, whether by acceleration or otherwise, and shall be continuing for five (5) business days following written notice to the Company; or if the Company shall default in the performance or observance of any other agreement, term or condition contained in such obligation or in any agreement under which any such obligation is created, if the effect of any such default is to cause or permit the holder or holders of such obligations (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to the date of its stated maturity, unless such holder or holders or trustee shall have waived such default after its occurrence or unless such holder or holders or trustee shall have failed to give any notice required to create a default thereunder;

             (d)    if the Company shall:

                    (i) admit in writing its inability to pay its debts generally as they become due ;

                    (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;

                    (iii)  make an assignment for the benefit of creditors;

                    (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property;

                    (v) on a petition in bankruptcy filed against it, be adjudicated a bankrupt;

                    (vi) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, district or territory thereof;

             (e) if a court of competent jurisdiction or any other governmental body or agency shall enter an order, judgment, or decree appointing, without the consent of the Company or a receiver of the Company of the whole or any substantial part of its property, or approving a petition filed against it seeking reorganization or arrangement of the Company under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof, and

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such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof;

             (f) if, under the provisions of any other law, any court of competent jurisdiction or any other governmental body or agency shall assume custody or control of the Company or of the whole or any substantial part of the property of the Company and such custody or control shall not be terminated or stayed within sixty (60) days from the date of assumption of such custody or control;

             (g) upon the thirtieth (30th) business day following the rendering of a final judgment for the payment of money in excess of $50,000 by a court of record against the Company and provided that the Company shall not have discharged the same or provided for its discharge in accordance with its terms, or shall not have procured a stay of execution thereon within 30 days from the date of entry thereof and within the period during which execution of such judgment shall have been stayed, appealed therefrom, and caused the execution thereof to be stayed during such appeal;

             (h) if the Company shall merge with or into, or effect a sale of all or substantially all of its assets to, another corporation or other entity or person, or if a majority in voting interest of the capital stock of the Company shall be acquired by another corporation or other entity or person in a single transaction or a series of related transactions; or

             (i) if the Company shall effect a sale or issuance of additional equity securities or other interests in the Company, or securities convertible into or exercisable or exchange for equity securities or other interests in the Company, other than pursuant to the terms of a stock option plan or other equity incentive or bonus plan adopted by the Company.

     3.2  In case any one or more of the Events of Default specified in Section
3.1 hereof shall have occurred and be continuing, the Lender may proceed, upon sixty (60) days advance notice to the Company, to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Lender may proceed to enforce the payment of all sums due under this Note or to enforce any other legal or equitable right of the Lender.

     3.3 No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     3.4 No course of dealing between the Company and the Lender or any delay on the part of the Lender in exercising any rights hereunder shall operate as a waiver of any rights of the Lender.

     3.5 Upon the failure of the Company to pay any amount of principal or interest hereunder when due as set forth in the first paragraph hereof, the Lender shall be entitled to exercise all rights and remedies available to it.

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     3.6  Any payment of principal that is not made when due, by acceleration or otherwise, shall bear interest after the due date until paid at an annual rate which equals the maximum legal rate allowed by law. Notwithstanding anything to the contrary in this Note, no rate of interest required under this Note shall exceed the maximum legal rate permitted under applicable law, and if such rate is found to exceed the maximum legal rate, the Company shall be required to pay only the maximum legal rate.

     4.   Waiver and Amendment
          --------------------

          The Company waives presentment for payment, protest, notice of protest, nonpayment or dishonor and all other notices or demands relative to this Note. Any provision of this Note, including without limitation the Due Date and the rate of interest may be amended or modified by written agreement of the Company and the holder of this Note, provided that this Note may only be discharged with the consent of the Lender.

     5.   Notices.  Any notice, request or other communication required or
          -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Reorganization Agreement or on the register maintained by Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

     6.   Expenses.  If action is instituted to collect this Note, Company
          --------
promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action.

     7.   Governing Law.  This Note and all actions arising out of or in
          -------------
connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

                  [Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name this 4th day of July, 1998.


                                    COMPANY:

                                    QUANDO, INC.


                                    By /s/ David Billstrom
                                       -----------------------------
                                       Name:David Billstrom
                                       Title:CEO & PRESIDENT

                                   Schedule A
                                   ----------


     All personal and fixture property of every kind and nature including without limitation all motorcycle parts and accessories, furniture, fixtures, equipment, raw materials, inventory, goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments (including certificated securities), deposit accounts and all general intangibles including, without limitation, all uncertificated securities, securities entitlements, investment property, financial assets, tax refund claims, pension fund overfunded amounts, fraudulent conveyance and preference claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, mask works, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Company possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or possess, use or have authority to possess or use property (whether tangible or intangible) of the Company, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics; all of the foregoing, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

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